SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2019

IF BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of the Company was held on November 25, 2019.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on October 21, 2019 (the “Proxy Statement”).  Of the 3,274,071 shares outstanding and entitled to vote, 2,983,350 were present at the meeting in person or by proxy.  The final results of the stockholder vote are as follows:

1.	The election of one director of the Company, to serve for three-year terms and until his successor is elected and qualified.

	For	Withhold	Broker Non-Votes

Dr. Rodney E. Yergler	2,082,165	126,745	774,440

2.	The ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2020.
Shares Voted For	Shares Voted Against	Abstentions

2,977,765	3,188	2,397

3.	The approval of an advisory (non-binding) resolution to approve the Company’s executive compensation as described in the Proxy Statement.

Shares Voted For	Shares Voted Against	Broker Non-Votes	Abstentions

1,958,792	191,362	774,440	58,756

4.	An advisory (non-binding) proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

2,044,178	52,313	86,128	26,291	774,440

         In light of the results of such shareholder vote supporting the recommendation of the board of directors, the Company determined to hold an advisory shareholder Say-On-Pay vote on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.
DATE: November 27, 2019	By:	/s/ Pamela J. Verkler
Pamela J. Verkler
Senior Executive Vice President and Chief Financial Officer